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                                                         [AMERICAN GENERAL LOGO]

AMERICAN GENERAL CORPORATION

EXHIBIT 11 - COMPUTATION OF EARNINGS PER SHARE

For the Years Ended December 31,
In millions, except share data                                   1995              1994              1993
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
Primary:
  Net income available to common stock
     Income before cumulative effect of accounting changes      $  545            $  513            $  250
     Cumulative effect of accounting changes                         -                 -               (46)
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          Net income available to common stock                  $  545            $  513            $  204
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  Average shares outstanding
     Common shares                                         204,761,037       209,125,350       216,117,181
     Assumed exercise of stock options                         445,389           274,313           461,655
     Assumed exercise of put contracts                               -             3,394                 -
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          Total                                            205,206,426       209,403,057       216,578,836
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  Earnings per share
     Income before cumulative effect of accounting changes      $ 2.66            $ 2.45            $ 1.15
     Cumulative effect of accounting changes                         -                 -              (.21)
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          Net income per share                                  $ 2.66            $ 2.45            $  .94
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Fully diluted:
  Net income available to common stock
     Income before cumulative effect of accounting changes      $  545            $  513            $  250
     Plus: Net dividends on convertible preferred securities         6                 -                 -
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       Income before cumulative effect of accounting changes
          available to common stock                                551               513               250
       Cumulative effect of accounting changes                       -                 -               (46)
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          Net income available to common stock                  $  551            $  513            $  204
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  Average shares outstanding
     Common shares                                         204,761,037       209,125,350       216,117,181
     Assumed exercise of stock options                         508,223           291,742           461,655
     Assumed conversion of convertible preferred securities  3,602,245                 -                 -
     Assumed exercise of put contracts                               -             3,394                 -
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          Total                                            208,871,505       209,420,486       216,578,836
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  Earnings per share
     Income before cumulative effect of accounting changes      $ 2.64            $ 2.45            $ 1.15
     Cumulative effect of accounting changes                         -                 -              (.21)
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          Net income per share                                  $ 2.64            $ 2.45            $  .94
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